UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2024

VOLATO GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41104	86-2707040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Airport Road, Suite 124
Chamblee, GA 30341
(Address of principal executive offices) (zip code)

844-399-8998
Registrant’s telephone number, including area code

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SOAR	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SOAR.WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2024, the Board of Directors (the “Board”) of Volato Group, Inc. (the “Company”) elected Christopher Burger and Fred Colen to the Board, effective immediately. Mr. Burger was elected as a Class III director to hold office until the Company’s 2026 Annual Meeting of Stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation, or removal. The Board appointed Mr. Burger to each of its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee; Mr. Burger will chair the Nominating and Corporate Governance Committee.  Mr. Colen was elected as a Class II director to hold office until the Company’s 2025 Annual Meeting of Stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation, or removal. The Board appointed Mr. Colen to its Audit Committee where Mr. Colen will serve as chair.

As independent directors of the Company, each of Mr. Burger and Mr. Colen will be entitled to receive compensation consistent with that of the Company’s other independent directors who are not employees of the Company.

There is no arrangement or understanding between Mr. Burger or Mr. Colen, respectively, and any other persons pursuant to which he was elected as a director. Neither Mr. Burger nor Mr. Colen has a direct or indirect material interest in any transaction required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K.

Additionally, on April 17, 2024, Peter Mirabello and, on April 18, 2024, Katherine Arris-Wilson and Dana Born notified the Board of his or her intention to resign as a member of the Board, effective immediately. Each of Mr. Mirabello’s, Ms. Arris-Wilson’s and Ms. Born’s decision to resign from the Board was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Additionally, on April 17, 2024, Joan Garrett tendered her previously announced resignation, effective immediately. The Board accepted the resignation of the departed directors on April 23, 2024.

The Board also approved the reduction of the size of the Board from seven (7) to five (5) directors, effective as of the date hereof.

Item 7.01 Regulation FD Disclosure.

On April 24, 2024, Volato Group, Inc. (the “Company”) posted an updated corporate presentation in its Investor Relations section of its corporate website at https://ir.flyvolato.com/news-events/presentations. A copy of the presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On April 24, 2024, the Company issued a press release announcing the changes to the Board referenced in Item 5.02 hereof. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1.	Corporate Presentation of Volato Group, Inc., dated April 24, 2024.

Exhibit 99.2.	Press Release, dated April 24, 2024.

Exhibit 104.	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2024

Volato Group, Inc.

By:	/s/ Mark Heinen
Name:	Mark Heinen
Title:	Chief Financial Officer